UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 --------------


                                    FORM 8-K


                        PURSUANT TO SECTION 13 or 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 --------------


                                January 23, 2001
                Date of Report (Date of earliest event reported)



                               CENIT BANCORP, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       0-20378                  54-1592546
-------------------------------         ---------           --------------------
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                           Identification Number)


300 E. Main Street, Suite 1350
      Norfolk, Virginia                                      23510
-------------------------------                              -----
(Address of principal executive office)                    (Zip code)


    Registrant's telephone number, including area code:     (757) 446-6600



Item 5 - Other Events

     On January 23, 2001, the Registrant issued a News Release announcing share repurchase, dividend increase, and earnings guidance. The News Release is attached as EXHIBIT 99.2.

Item 7 - Financial statements and exhibits.

     The exhibit listed in the Exhibit Index is filed herewith as part of this Current Report on Form 8-K.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CENIT Bancorp, Inc.


Date:   January 24, 2001                /S/ Michael S. Ives
                                        Michael S. Ives
                                        President and Chief Executive Officer



Date:   January 24, 2001                /S/ John O. Guthrie
                                        John O. Guthrie
                                        Senior Vice President and
                                        Chief Financial Officer

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

EXHIBIT INDEX

EXHIBIT         DESCRIPTION OF EXHIBIT                   PAGE
-------         ----------------------                   ----

99.2            News Release dated January 23, 2001       3

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
EXHIBIT 99.2


News Release

--------------------------------------------------------------------------------

CENIT Bancorp, Inc.
Suite 1350, Main Street Tower
300 East Main Street
Norfolk, Virginia 23510-1753
Internet: www.cenit.com
[757] 446-6600

                                                          [GRAPHIC OMITTED]



DATE:                January 23, 2001

CONTACT:             Michael S. Ives
                     President and CEO
                     (757) 446-6600

            CENIT ANNOUNCES SHARE REPURCHASE, DIVIDEND INCREASE, AND
            --------------------------------------------------------
                                EARNINGS GUIDANCE
                                -----------------

     (Norfolk,  Virginia)  - The  Board  of  Directors  of CENIT  Bancorp,  Inc.
(NASDAQ: CNIT) has today given the Company's management the discretion to repurchase up to an additional 200,000 shares, or approximately 4.5% of CENIT common stock. The Company is not obligated to conduct the repurchases at all, and the Company's decision to do so, as well as the timing of any repurchase, will depend on a variety of factors.
     The Company also increased its quarterly cash dividend to $.16 per share from $.15 per share, an increase of 6.7%.
     On January 22, 2001, CENIT issued a news release discussing results for the fourth quarter 2000 and the year. As noted in that release, CENIT expects that diluted earnings per share for the first quarter of 2001 will be in the range of $.35 to $.38, well above the $.30 per diluted share earned in the first quarter of 2000.
     Michael S. Ives,  President  and CEO of the Company,  stated,  "Today,  our
Board of Directors approved a dividend increase and an authorization for additional share repurchases during 2001. Together with the guidance that we have provided on

                                     (more)
our earnings per share for the first quarter, these actions reflect our confidence that we will have meaningful improvement in our earnings per share in 2001."
Safe Harbor Statement
---------------------
     This News Release contains forward-looking statements with respect to the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of CENIT, including, without limitation, statements relating to the earnings outlook of CENIT. These forward-looking statements may be preceded by, followed by or include the words "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These forward-looking statements involve risks and uncertainties that are subject to change based on various factors, many of which are beyond CENIT's control. Some of these factors include (1) the strength of the U. S. economy in general and the strength of the local economy in which CENIT conducts its operations, which may be different than expected and which may result in, among other things, deterioration in credit quality or reduced demand for credit; (2) the effects of, and changes in, the interest rate policies of the board of governors of the Federal Reserve system, which may be different from those anticipated by CENIT in this News Release; (3) legislation or regulatory changes that adversely affect the businesses in which CENIT is engaged; (4) changes in accounting principles, practices, policies or guidelines; and (5) changes in the real estate market generally and in the markets in which CENIT conducts its operations, which may affect the demand for mortgages and other real estate-based loans. This News Release, including the forward-looking statements contained herein, speaks only as of the date hereof, and CENIT disclaims any obligation to update or revise the statements contained in this News Release following the date hereof.
                                       ##
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